EXHIBIT 99.1

                        [INTERLEUKIN GENETICS LETTERHEAD]

FOR IMMEDIATE RELEASE

                 INTERLEUKIN GENETICS ANNOUNCES RESTRUCTURING OF
                       AGREEMENT WITH SHEFFIELD UNIVERSITY

SAN ANTONIO, TX OCTOBER 8, 1999 Interleukin Genetics, Inc. (NASDAQ Small Cap:
ILGN) announced today that it has entered into a new arrangement with the University of Sheffield, U.K., replacing the research and development agreement that has been in place since 1996. Under the terms of the new relationship, Sheffield University received equity in Interleukin Genetics in exchange for dedicating resources to the joint venture discovery program in the genetics and control of inflammatory diseases. Under the prior agreement the University received a portion of the net profits which Interleukin Genetics earned as a result of the commercialization of the discoveries from the alliance. The terms of the new partnership (which has a term of five years) apply to discoveries that have already been patented, as well as to future discoveries.

On September 30, 1999, the Company issued 475,000 shares of common stock to Sheffield and its investigators in connection with the new arrangement. Every year ILGN will issue stock options to Sheffield and its investigators for each new ILGN patent application based on Sheffield's research.

This relationship with Sheffield enables Interleukin Genetics to commercialize Sheffield's genetic discoveries relating to the regulation and genetics of inflammation without incurring the expenses associated with a research program of Sheffield's magnitude. Sheffield's genetic research team is headed by Professor Gordon Duff, Ph.D., a world leader in the field of genetics relating to the body's inflammatory response. Sheffield's Division of Molecular and Genetic Medicine has a team of over

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60 PhDs and MDs conducting research in the genetics and functional biology of proteins, such as interleukins, that are involved in many of the common diseases of our aging population. Many of Interleukin Genetics' patents cover these genetic factors, which influence both the incidence and the rate of progression of disease.

Dr. Kenneth Kornman, President and Chief Scientific Officer for Interleukin Genetics, stated, "We are extremely pleased with the new arrangement with Sheffield University. This new agreement assures us of continued access to Sheffield's research, and further indicates Sheffield's confidence in our ability to successfully commercialize these important findings. We are very pleased to continue to be associated with Professor Gordon Duff and the other outstanding members of the research team."

Interleukin Genetics discovers, develops, and commercializes diagnostic tests and therapeutics based on genetic factors that regulate control points in the inflammatory processes. ILGN is developing genetic susceptibility tests for osteoporosis, coronary artery disease, complications of diabetes, asthma, pulmonary fibrosis, and meningitis/sepsis. PST(R), a test predictive of risk for periodontal disease, is currently available in the U.S. and most of Europe. ILGN also develops and licenses bioinformatics tools, such as BioFusion(R), to pharmaceutical companies for use in drug discovery and development.

PST(R) is a registered service mark of Interleukin Genetics, Inc.
BioFusion(R)is a registered trademark of Interleukin Genetics, Inc. Additional information can be found on Interleukin Genetics' website at WWW.ILGENETICS.COM.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, RISK OF MARKET ACCEPTANCE OF COMPANY PRODUCTS, RISK OF TECHNOLOGY AND PRODUCTS OBSOLESCENCE, DELAYS IN DEVELOPMENT OF PRODUCTS, RELIANCE ON PARTNERS, COMPETITIVE RISKS AND THOSE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S FORM S-3 FILED JULY 23, 1999, AS AMENDED (COMMISSION FILE #333-83631), AND THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998, AND IN OTHER FILINGS MADE BY THE COMPANY WITH SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.